UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 23, 2023

INVESCO DB MULTI-SECTOR COMMODITY TRUST
(Registrant)
INVESCO DB SILVER FUND
(Co-Registrant)
(Exact name of registrant as specified in its charter)

Delaware	001-33234	87-0778072
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

c/o Invesco Capital Management LLC 3500 Lacey Road , Suite 700 Downers Grove , Illinois	60515
(Address of principal executive offices)	(Zip Code)
(
800
)
983-0903
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units of Beneficial Interest	DBS	NYSE Arca, Inc
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 3.01 Notice of Delisting.
The disclosure set forth below under Item 3.03 with respect to the delisting of Shares (defined herein) from NYSE Arca (defined herein) is incorporated herein by reference.
Item 3.03 Material Modifications to Rights of Security Holders.
On January 23, 2023, the board of managers of Invesco Capital Management LLC (the “Managing Owner”), the commodity pool operator of Invesco DB Silver Fund (the “Fund”), a series of Invesco DB Multi-Sector Commodity Trust, approved a plan of liquidation and termination to liquidate and terminate the Fund pursuant to a process that is expected to conclude on or around March 10, 2023 (the “Liquidation Date”). The Managing Owner is taking these steps to wind down the Fund based on its determination that the net assets of the Fund in relation to the Fund’s operating expenses make it unreasonable and imprudent to continue the Fund’s business.
The Fund’s shares will cease trading on the NYSE Arca, Inc. (“NYSE Arca”) after market close on March
3
, 2023 (the “Cessation Date”). Prior to the Cessation Date, Shareholders will be able to sell their shares in the Fund (“Shares”) on NYSE Arca subject to customary terms and conditions, including applicable brokerage commissions. It is also anticipated that the Fund will cease accepting creation orders from its authorized participants after the close of business on February 2
4
, 2023.
On or around the Liquidation Date, the Fund will liquidate its remaining assets and distribute cash on a pro rata basis to the shareholders that have not previously sold their Shares, less an amount retained to pay the costs of closing the Fund. The Managing Owner will terminate the Fund after the distribution process is complete and it has wound up the Fund’s remaining administrative affairs, including the termination and/or amendment, as applicable, of related service provider agreements.
These distributions to shareholders will be treated as liquidating distributions for U.S. federal income tax purposes. Shareholders are encouraged to consult their own tax advisors concerning the impact of the liquidation of the Fund in light of their own circumstances.
The Managing Owner anticipates that there will not be a market for the Shares in the period between the Cessation Date and the Liquidation Date (the
“Pre-Liquidation
Period”). In addition, during the
Pre-Liquidation
Period, the Managing Owner believes it is unlikely that the Fund will continue pursuing its investment objective by investing in futures contracts that seek to track the performance of DBIQ Optimum Yield Silver Index Excess Return
TM
. Instead, the Fund is likely to hold all or substantially all of its remaining assets in cash and cash equivalent assets in anticipation of its subsequent liquidation.

This anticipated transition in the Fund’s portfolio will affect the Fund’s investment performance during the
Pre-Liquidation
Period. Investors who wish to avoid the potential effects of the anticipated transition on their Shares should consider selling their Shares before the Cessation Date.
The Managing Owner intends to file a post-effective amendment on behalf of the Fund to terminate the offering of shares of the Fund. In addition, a Form 25 will be filed with the SEC to effect the withdrawal of the listing of the Fund’s shares from the NYSE Arca. Delisting from the NYSE Arca will become effective 10 days after the filing date of the Form 25. Provided that the Fund continues to meet the applicable legal requirements, the Fund intends to file a Form 15 on behalf of the Fund with the SEC to suspend the Fund’s duty to file reports under Sections 13(a) and 15(d) of the Exchange Act. The Fund expects the termination of registration will become effective 90 days after the date of the filing of the Form 25 with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco DB Multi-Sector Commodity Trust

By:	Invesco Capital Management LLC, its Managing Owner

	By:	/s/ Adam Henkel
		Name:	Adam Henkel
		Date:	January 23, 2023
		Title:	Head of Legal, US ETFs and Secretary

Invesco DB Silver Fund, a series of Invesco DB Multi-Sector Commodity Trust

By:	Invesco Capital Management LLC, its Managing Owner

	By:	/s/ Adam Henkel
		Name:	Adam Henkel
		Date:	January 23, 2023
		Title:	Head of Legal, US ETFs and Secretary